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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement dated December 7, 1999 of AirNet Communications Corporation on Form S-1 of our report dated September 22, 1999, (October 22, 1999 as to the last paragraph of Note 11, and November 11, 1999 as to Note 12), included in the Prospectus which is part of Amendment No. 2 of Registration Statement No. 333-87693 on Form S-1.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Orlando, Florida
December 6, 1999